Exhibit 10.1

THIRD AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of October 27, 2004, by and among LANDAMERICA FINANCIAL GROUP, INC., a Virginia corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as Issuing Bank (the “Issuing Bank”), and as Swingline Lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of November 6, 2003, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of March 17, 2004, and as further amended by that certain Second Amendment to Revolving Credit Agreement, dated as of April 30, 2004 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Administrative Agent and the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by:

(i) in subsection (ix) of the definition of “Indebtedness”, deleting at the end thereof the phrase “excluding 2004 Convertible Debenture Hedges”;

(ii) replacing the defined term “2004 Convertible Debentures” in its entirety with the following new defined term “2004 Convertible Debentures”:

“2004 Convertible Debenture” shall mean, collectively, senior unsecured convertible debentures of the Borrower, in an aggregate amount not to exceed One Hundred Twenty-Five Million Dollars ($125,000,000), as described on Schedule 7.1 attached hereto.

(iii) inserting the following new defined term “Rabbi Trust” in its proper alphabetical order:

“Rabbi Trust” shall mean a non-qualified deferred compensation trust that qualifies as a “rabbi trust” under the Code.

(b) Article 4 of the Credit Agreement is hereby amended by adding at the end thereof the following new Sections 4.19 and 4.20:

Section 4.19. OFAC. Neither the Borrower nor any of its Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 4.20. Patriot Act. Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Section 5.1 of the Credit Agreement is hereby amended by:

(i) replacing subsection (c)(ii) of such Section in its entirety with the following new subsection (c)(ii):

(ii) an internally prepared and unaudited balance sheet, income statement and operating cash flows statement for certain non-title Subsidiaries mutually agreed upon by the Borrower and the Administrative Agent;

(ii) replacing subsection (i) of such Section in its entirety with the following new subsection (i):

(i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be and copies of all filings or reports (other than routine, non-material filings and reports) that the Borrower or any of its Material Subsidiaries files with the NAIC or any insurance commissioner or department or analogous Governmental Authority;

(d) Section 7.1 of the Credit Agreement is hereby amended by

(i) replacing subsections (f) and (j) of such Section in their entirety with the following new subsections (f) and (j):

(f) Other Indebtedness incurred by the Borrower with an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

(j) Indebtedness incurred in connection with Investments permitted by Section 7.4(c); and

(ii) adding the following new subsection (k):

(k) The 2004 Convertible Debenture.

(e) Section 7.4 of the Credit Agreement is hereby amended by replacing subsections (c) and (f) of such Section in their entirety with the following new subsections (c) and (f):

(c) Investments (i) by the Borrower or any of its Subsidiaries in a Subsidiary or (ii) by any Subsidiary in the Borrower;

(f) loans to agents in an amount not to exceed $60,000,000 in the aggregate at any one time outstanding;

(f) Section 7.5 of the Credit Agreement is hereby amended by

(i) replacing subsection (c) of such Section in its entirety with the following new subsection (c):

(c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash in an aggregate amount for all such dividends, purchases, redemptions and acquisitions not in excess of 40% of Consolidated Net Income of the Borrower arising after December 31, 2002 and computed on a cumulative consolidated basis; provided, that immediately after giving effect to such proposed action, no Default or Event of Default would exist;

(ii) deleting the “.” at the end of subsection (d) thereof and replacing it with “; and”; and

(iii) adding the following new subsection (e):

(e) purchase, redeem or otherwise acquire shares of its common stock pursuant to the terms of a Rabbi Trust.

(g) Section 7.11 of the Credit Agreement is hereby amended by replacing subsection (d) of such Section in its entirety with the following new subsection (d):

(d) Guaranty Obligations of the Borrower or any Subsidiary with respect to the Indebtedness of any Subsidiary or other Affiliate of the Borrower or any agent of a Subsidiary (such agency occurring in the ordinary course of such Subsidiary’s business) in an amount not to exceed $40,000,000 in the aggregate at any one time outstanding; and

(h) Section 7.13 of the Credit Agreement is hereby amended by

(i) deleting the “.” at the end of subsection (d) thereof and replacing it with “; and” and

(ii) adding the following as a new subsection (e):

(e) leases acquired or assumed by the Borrower or any Subsidiary pursuant to an Acquisition permitted hereunder and any renewal or extension thereof.

2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) an amendment fee in the amount of 0.10% of the Revolving Commitments, to be shared pro rata among the Lenders, consisting of at least the Required Lenders, that consent to this Amendment and deliver, without reservation, to the Administrative Agent executed counterparts to this Amendment not later than October 21, 2004, (ii) such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (iv) each of the following documents:

(a) executed counterparts to this Amendment from the Borrower, the Administrative Agent and the Required Lenders; and

(b) any other documents or agreements as reasonably requested by the Administrative Agent.

3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) The execution, delivery and performance by the Borrower of this Amendment (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Material Subsidiaries is a party or by which the Borrower or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower or any of its Material Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under the

Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Ronald B. Ramos
Name:	Ronald B. Ramos
Title:	Senior Vice President and Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT]

LENDERS:

SUNTRUST BANK, as Administrative
Agent, as Issuing Bank, as Swingline Lender
and as a Lender

By:	/s/ Mark A. Flatin
Name:	Mark A. Flatin
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT]

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Syndication Agent and
a Lender

By:	/s/ Susan F. Owens
Name:	Susan F. Owens
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

UNION BANK OF CALIFORNIA, N.A. as
Documentation Agent and as a Lender

By:	/s/ Joseph Argabrite
Name:	Joseph Argabrite
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

US BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Douglas A. Rich
Name:	Douglas A. Rich
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

COMERICA BANK, as a Lender

By:	/s/ James F. Cooper
Name:	James F. Cooper
Title:	First Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

FLEET NATIONAL BANK, as a Lender
By:	/s/ Renee Sampson
Name:	Renee Sampson
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

JP MORGAN CHASE BANK, as a Lender

By:	/s/ Lawrence Palumbo, Jr.
Name:	Lawrence Palumbo, Jr.
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kirk Seagers
Name:	Kirk Seagers
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

WELLS FARGO BANK, N.A., formerly
known as Wells Fargo Bank Arizona, N.A.,
as a Lender

By:	/s/ M. Scott Parker
Name:	M. Scott Parker
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

BANK ONE, N.A., as a Lender

By:	/s/ Michele Liby
Name:	Michele Liby
Title:	First Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]